SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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United Parcel Service, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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55 Glenlake Parkway, N.E., Atlanta, Georgia 30328

Notice of Annual Meeting of Shareowners
May 8, 2003

To our Shareowners:

      United Parcel Service, Inc.’s annual meeting of shareowners will be held at the Hotel du Pont, 11th and Market Streets, Wilmington, Delaware 19801, on May 8, 2003, at 9:00 a.m. The purposes of the meeting are:

1.	To elect a board of directors to serve until our 2004 annual meeting of shareowners;

2.	To ratify the appointment of Deloitte & Touche LLP, independent auditors, as our auditors for the year ending December 31, 2003; and

3.	To transact any other business as may properly come before the meeting.

      Our board of directors has fixed the close of business on March 10, 2003 as the record date for determining holders of our common stock entitled to notice of, and to vote at, the annual meeting.

Joseph R. Moderow
Secretary

Atlanta, Georgia

March 25, 2003

      Your vote is important. Please sign and return the enclosed proxy card, vote by telephone or vote by using the Internet as soon as possible to ensure your representation at the annual meeting. Your proxy card contains instructions for each of these voting options.

55 Glenlake Parkway, N.E., Atlanta, Georgia 30328

PROXY STATEMENT

FOR THE
2003 ANNUAL MEETING OF SHAREOWNERS

      This proxy statement and proxy card are furnished in connection with the solicitation of proxies to be voted at our annual meeting of shareowners, which will be held at the Hotel du Pont, 11th and Market Streets, Wilmington, Delaware 19801, on May 8, 2003, at 9:00 a.m. The proxy is solicited by our board of directors. This proxy statement and proxy card are first being sent to our shareowners on or about March 25, 2003.

     Why am I receiving this proxy statement and proxy card?

      You are receiving a proxy statement and proxy card because you own shares of United Parcel Service, Inc. common stock. This proxy statement describes issues on which we would like you to vote at our annual meeting of shareowners. It also gives you information on these issues so that you can make an informed decision.

      When you sign the proxy card, vote by telephone or vote using the Internet, you appoint Michael L. Eskew and Joseph R. Moderow as your representatives at the annual meeting. They will vote your shares as you have instructed them in your proxy card at the annual meeting (or, if an issue that is not on the proxy card comes up for vote, in accordance with their best judgment). This way, your shares will be voted whether or not you attend the annual meeting. Even if you plan to attend the annual meeting, we encourage you to sign and return your proxy card, vote by telephone or vote using the Internet in advance of the annual meeting.

     Who is entitled to vote?

      Holders of our class A common stock and our class B common stock on the close of business on March 10, 2003 are entitled to vote. March 10, 2003 is referred to as the record date.

      In accordance with Delaware law, a list of shareowners entitled to vote at the meeting will be available in electronic form at the place of the annual meeting on May 8, 2003 and will be accessible in electronic form for 10 days prior to the meeting at our principal place of business, 55 Glenlake Parkway, N.E., Atlanta, Georgia 30328, between the hours of 9:00 a.m. and 5:00 p.m.

     To how many votes is each share of common stock entitled?

      Holders of class A common stock are entitled to ten votes per share. Holders of class B common stock are entitled to one vote per share. On the record date, there were 622,702,634 shares of our class A common stock and 499,578,622 shares of our class B common stock outstanding and entitled to vote.

      The voting rights of any shareowner or shareowners as a group, other than any of our employee benefit plans, that beneficially own shares representing more than 25% of our voting power are limited so that the shareowner or group may cast only one one-hundredth of a vote with respect to each vote in excess of 25% of the outstanding voting power.

     How do I vote?

      Shareowners of record may vote by mail, by telephone or by using the Internet as described below. Shareowners also may attend the meeting and vote in person. If you hold class B shares through a bank or broker, please refer to your proxy card or the information forwarded by your bank or broker to see which options are available to you.

•	You may vote by mail. If you choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope provided.

•	You may vote by telephone. You may vote by calling the toll-free telephone number noted on your proxy card. Telephone voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on May 7, 2003. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. Our telephone voting procedures are designed to authenticate shareowners by using individual control numbers. If you vote by telephone, you do not need to return your proxy card.

•	You may vote by using the Internet. You also may vote by using the Internet. The address of the web site for Internet voting is www.proxyvote.com. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on May 7, 2003. As with telephone voting, you can confirm that your instructions have been properly recorded. If you vote by using the Internet, you do not need to return your proxy card.

      The method you use to vote will not limit your right to vote at the annual meeting if you decide to attend in person. Written ballots will be passed out to anyone who wants to vote at the annual meeting. If you hold your shares in “street name”, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote in person at the annual meeting.

     How many votes do you need to hold the annual meeting?

      Shares are counted as present at the annual meeting if the shareowner either is present and votes in person at the annual meeting or properly has submitted a proxy by mail, by telephone or by using the Internet.

      As of the record date, 622,702,634 shares of our class A common stock and 499,578,622 shares of our class B common stock were outstanding and are entitled to vote at the annual meeting. Shares representing a majority of our issued and outstanding common stock as of the record date must be present at the annual meeting either in person or by proxy and entitled to vote at the meeting in order to hold the annual meeting and conduct business. This is called a quorum.

     What if I change my mind after I return my proxy?

      You may revoke your proxy and change your vote at any time before the polls close at the annual meeting. You may do this by:

•	sending written notice of revocation to our Corporate Secretary at 55 Glenlake Parkway, N.E., Atlanta, Georgia 30328;

•	submitting a subsequent proxy by mail, telephone or Internet with a later date; or

•	voting in person at the annual meeting.

Attendance at the meeting will not by itself revoke a proxy.

     On what items am I voting?

      You are being asked to vote on two items:

•	the election of a board of directors to serve until our 2004 annual meeting of shareowners; and

•	the ratification of the appointment of Deloitte & Touche LLP, independent auditors, as our auditors for the year ending December 31, 2003.

      No cumulative voting rights are authorized, and dissenters’ rights are not applicable to these matters.

How may I vote for the nominees for election of director, and how many votes must the nominees receive to be elected?

      With respect to the election of nominees for director, you may:

•	vote FOR the election of the 12 nominees for director;

•	WITHHOLD AUTHORITY to vote for one or more of the nominees and vote FOR the remaining nominees; or

•	WITHHOLD AUTHORITY to vote for the 12 nominees.

The 12 nominees receiving the highest number of affirmative votes will be elected as directors. This number is called a plurality. Accordingly, a vote withheld from a nominee for director has the same effect as a vote against the nominee.

     What happens if a nominee is unable to stand for election?

      If a nominee is unable to stand for election, the board may, by resolution, provide for a lesser number of directors or designate a substitute nominee. If the board designates a substitute nominee, shares represented by proxies voted for the nominees named in this proxy statement will be voted for the substitute nominee.

How may I vote for the ratification of the appointment of our auditors, and how many votes must the proposal receive to pass?

      With respect to the proposal to ratify the appointment of our auditors, you may:

•	vote FOR the proposal;

•	vote AGAINST the proposal; or

•	ABSTAIN from voting on the proposal.

The ratification of the appointment of our auditors must receive the affirmative vote of a majority of the shares present at the annual meeting either in person or by proxy and entitled to vote at the annual meeting to pass. If you abstain from voting on the proposal, it will have the same effect as a vote against the proposal.

     How does the board of directors recommend that I vote?

      The board recommends a vote FOR all 12 director nominees and FOR the ratification of the appointment of our auditors.

What happens if I sign and return my proxy card but do not provide voting instructions?

      If you return a signed card but do not provide voting instructions, your shares will be voted FOR all 12 director nominees and FOR the ratification of the appointment of our auditors.

Will my shares be voted if I do not sign and return my proxy card, vote by telephone or vote by using the Internet?

      If you own class A shares and you do not sign and return your proxy card, vote by telephone or vote by using the Internet, then your class A shares will not be voted and will not count in deciding the matters presented for shareowner consideration in this proxy statement.

      If your class A shares are held pursuant to the UPS Qualified Stock Ownership Plan and Trust and you do not sign and return voting instructions, the trustee will vote your shares for the election of the nominees for director and for each other proposal in the same proportion as the shares held pursuant to that plan for which voting instructions were received. If your class A shares are held pursuant to the First International Bancorp, Inc. 401(k) Plan and you do not sign and return voting instructions, the trustee will vote your shares for the election of the nominees for director and for each other proposal in the same proportion as the shares held pursuant to that plan for which voting instructions were received. If your class A shares are held pursuant to the Fritz Companies, Inc. Salary Investment and Retirement Plan and you do not sign and return voting instructions, your shares will not be voted.

      If your class B shares are held in “street name” through a bank or broker, your bank or broker may vote your class B shares under certain circumstances if you do not provide voting instructions before the annual meeting in accordance with New York Stock Exchange rules that govern the banks and brokers. These circumstances include “routine” matters, such as the election of directors and ratification of the appointment of our auditors described in this proxy statement. Therefore, if you do not vote your shares, your bank or broker may either vote your shares on these routine matters, or leave your shares unvoted.

Can I receive future proxy materials and annual reports electronically?

      Yes. This proxy statement and the 2002 Annual Report to Shareowners are available on our Internet site at www.ups.com. Instead of receiving paper copies in the mail, shareowners can elect to receive an e-mail that provides a link to our future annual reports and proxy materials on the Internet. Opting to receive your proxy materials online will save us the cost of producing and mailing documents to your home or business, and will give you an automatic link to the proxy voting site.

      If you are a shareowner of record and wish to enroll in the electronic proxy delivery service, you may do so by going to www.icsdelivery.com/ups and following the prompts.

ELECTION OF DIRECTORS

(Proposal No. 1)

      There are 12 nominees to our board of directors this year. Other than Carol Tomé, all nominees have served as directors since our last annual meeting. All directors are elected annually to serve until the next annual meeting and until their respective successors are elected.

      William H. Brown, III is retiring from the board at this year’s annual meeting. We thank Bill for his 20 years of dedicated service to the board and to UPS.

The board of directors recommends a vote FOR the election

to the board of each of the following nominees.

Calvin Darden Age 53 Director since 2001
UPS Senior Vice President of U.S. Operations
Cal joined UPS in 1971 as a part-time package handler. He received a bachelor of science degree in business management from Canisius College in 1972. Cal has served as District Manager in the North Jersey, Metro Jersey and Metro D.C. Districts. He later was promoted to Pacific Region Manager in 1993. He was named UPS’s first Corporate Strategic Quality Coordinator in 1995 and joined the Management Committee in 1997. He was appointed Senior Vice President and assumed responsibility for one-half of UPS’s U.S. operations in 1998. He assumed responsibility for all of UPS’s U.S. operations in January 2001. Cal serves on the Board of Directors of the National Urban League, is a member of the 100 Black Men of North Metro Atlanta and is involved with the United Way.

Michael L. Eskew Age 53 Director since 1998
UPS Chairman and Chief Executive Officer
Mike joined UPS in 1972, after he received a bachelor of science degree in industrial engineering from Purdue University. He also completed the Advanced Management Program at the Wharton School of Business. In 1994, Mike was named UPS’s Corporate Vice President for Industrial Engineering. Two years later he became Group Vice President for Engineering. He was appointed Executive Vice President in 1999 and Vice Chairman in 2000. In January 2002, he succeeded Jim Kelly as Chairman and Chief Executive Officer. Mike serves on the President’s Export Council and the Business Roundtable.

James P. Kelly Age 59 Director since 1991
Former UPS Chairman and Chief Executive Officer
Jim joined UPS in 1964 as a package car driver in the Metro Jersey District. He was promoted into management as a package distribution center manager in 1966. In 1988, he was elected Senior Vice President and appointed UPS’s Labor Relations Manager. In 1992, Jim became Chief Operating Officer and in 1994, he became Executive Vice President. Jim succeeded Oz Nelson as Chairman and Chief Executive Officer in January 1997. In January 2002, Jim retired as Chairman and Chief Executive Officer. Jim also is a director of BellSouth Corporation, Dana Corporation and Hewitt Associates, Inc.

Ann M. Livermore Age 44 Director since 1997
Executive Vice President, Hewlett-Packard Company
Ann is Executive Vice President of Hewlett-Packard Company and general manager of its Services Business. Ann joined HP in 1982, was named marketing services manager for the Application Support Division in 1985, and was promoted to marketing manager of that division in 1989. Ann became the marketing manager of the Professional Services Division in 1991 and was named sales and marketing manager of the former Worldwide Customer Support Organization. Ann was elected a Vice President of HP in 1995 and was promoted to general manager of Worldwide Customer Support Operations in 1996. In 1997, she took on responsibility for HP’s software businesses as general manager of the newly formed Software and Services Group. In 1998, she was named general manager of the new Enterprise Computing Solutions Organization. Born in Greensboro, N.C., Ann holds a bachelor’s degree in economics from the University of North Carolina at Chapel Hill and an M.B.A. from Stanford University. Ann is also on the board of visitors of the Kenan-Flagler Business School at the University of North Carolina at Chapel Hill and the Board of Advisors of the Stanford Business School.

Gary E. MacDougal Age 66 Director since 1973
Former Chairman of the Board and Chief Executive Officer, Mark Controls Corporation
From 1963 to 1968, Gary was with McKinsey & Co., an international management consulting firm, where he became a partner. From 1969 to 1987, Gary was Chairman and Chief Executive Officer of Mark Controls Corporation, a control systems products manufacturer. In 1988, he became honorary Chairman. Also in 1988, Gary was assistant campaign manager in the Bush presidential campaign and in 1989 was appointed by President Bush as a delegate and alternate representative in the U.S. delegation to the United Nations. He is a Director of the Bulgarian American Enterprise Fund and a trustee of the Annie E. Casey Foundation, the world’s largest philanthropic foundation dedicated to helping disadvantaged children. From 1993 to 1997, he was Chairman of the Governor’s Task Force on Human Service Reform for the State of Illinois. Gary received his bachelor’s degree from the University of California at Los Angeles in engineering in 1958. After receiving his degree, he spent three years as a U.S. Navy officer. Following service, Gary attended Harvard Business School where he received his M.B.A. degree. He serves as an advisory director of Saratoga Partners, a New York-based venture capital fund.

Joseph R. Moderow Age 54 Director since 1988
UPS Senior Vice President, Secretary and Legal & Public Affairs Group Manager
Joe began his UPS career in 1968 as a sorter and unloader in the South California District while an undergraduate student. He earned a bachelor’s degree in economics from California State University and a law degree from Western State University. He is a member of the State Bar of California. Joe was promoted into supervision in 1973 and later served as the Arizona District Industrial Engineering Manager. In 1977, he was assigned to the National Legal & Regulatory Group. In 1982, Joe became the West Virginia District Manager. He then was assigned to the National Labor Relations Group and later headed the operations team during the start-up of international air service. In 1986, Joe was named Legal & Regulatory Group Manager and elected Senior Vice President and Secretary. He assumed additional responsibility for Public Affairs in 1989.

Victor A. Pelson Age 65 Director since 1990
Senior Advisor, UBS Warburg LLC
Vic is a Senior Advisor to UBS Warburg LLC investment bankers, a position he has held since 1996. He was associated with AT&T from 1959 to March 1996, and at the time of his retirement from AT&T was Chairman of Global Operations and a member of the Board of Directors and the Management Executive Committee. He also is a director of Eaton Corporation, The Dun & Bradstreet Corporation and Acterna Corporation.

Lea N. Soupata Age 52 Director since 1998
UPS Senior Vice President and Human Resources Group Manager
A native of New York City, Lea joined UPS in 1969 and now manages the human resources function for approximately 360,000 employees worldwide. Following several assignments with UPS in Human Resources, Sales and Operations, in 1990 Lea became the District Manager of the Central New York District. She was transferred in 1994 to our corporate office as Vice President of Human Resources prior to being named to her current position. Lea serves as chair of The UPS Foundation, our charitable arm, and has been active in a number of community services programs including the United Way. She is a trustee of the Annie E. Casey Foundation, the world’s largest philanthropic foundation dedicated to helping disadvantaged children. She also serves as a board member of Junior Achievement of Georgia, the Labor Policy Association and the Morehouse School of Medicine.

Robert M. Teeter Age 64 Director since 1990
President, Coldwater Corporation
Bob is a graduate of Albion College and holds a master’s degree from Michigan State University. He is President of Coldwater Corporation, a Michigan consulting and research firm that specializes in the areas of strategic planning, policy development and public opinion analysis. For more than 20 years he has held several management positions, including President of Market Opinion Research Company, one of the nation’s largest marketing research firms. Bob also is a director of the Bank of Ann Arbor, Kaydon Corporation and Visteon Corporation.

John W. Thompson Age 53 Director since 2000
Chairman and Chief Executive Officer, Symantec Corporation
John has been Chairman and Chief Executive Officer of Symantec Corporation, the world leader in information security solutions, since April 1999. Prior to joining Symantec, he held a variety of senior leadership positions at IBM, including General Manager of IBM Americas, and was a member of IBM’s Worldwide Management Council. John is a member of the Board of Directors of NiSource Inc. and Seagate Technology. He currently serves on the President’s National Infrastructure Advisory Council and the Bay Area advisory committee for Teach for America.

Carol B. Tomé Age 46 Director since 2003
Executive Vice President and Chief Financial Officer, The Home Depot, Inc.
Carol has been Executive Vice President and Chief Financial Officer of The Home Depot, Inc., the world’s largest home improvement specialty retailer and the second largest retailer in the United States, since May 2001. Prior to that, she had been Senior Vice President — Finance and Accounting/ Treasurer since February 2000. From 1995 until 2000, she served as Vice President and Treasurer. A native of Jackson, Wyoming, Carol holds a B.S. in Communication from the University of Wyoming and an M.B.A. in Finance from the University of Denver. She is an active volunteer, including serving as a Trustee of the Georgia Substance Abuse Advisory Council, a Trustee of The Homer Fund, a member of the Advisory Board for the Metropolitan Atlanta Arts Fund and a member of the National Board of Directors for Girls Incorporated.

Thomas H. Weidemeyer Age 55 Director since 1998
UPS Senior Vice President and Chief Operating Officer; President, UPS Airlines
Tom joined UPS in 1972 in National Personnel after receiving his law degree from the University of North Carolina School of Law and his bachelor’s degree from Colgate University. Tom became Manager of the Americas International Operation in 1989, and in that capacity directed the development of the UPS delivery network throughout Central and South America. In 1990, Tom became Vice President and Airline Manager of UPS Airlines and in 1994 was elected its President and Chief Operating Officer. Tom became Manager of the Air Group and a member of the Management Committee that same year, and he became Chief Operating Officer of UPS in 2001. He serves on the President’s National Infrastructure Advisory Council and the Board of Directors of the Air Transport Association of America, and is a member of the Military Airlift Committee. He also serves on the Board of Governors of the Southern Institute for Business and Professional Ethics, and the board of the National Center for Family Literacy and the General Aviation Manufacturers Association.

Meetings of the Board of Directors

      Our board of directors held five meetings during 2002. Each of our directors attended at least 75% of the total number of meetings of the board and any committees of which he or she was a member.

Committees of the Board of Directors

      Our board of directors has four committees: the Executive Committee, the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

Nominating
and
Corporate
Director	Audit		Compensation		Governance	Executive

Bill Brown	X	*
Cal Darden						X
Mike Eskew						X
Jim Kelly
Ann Livermore	X
Gary MacDougal			X		X
Joe Moderow						X
Vic Pelson			X	*	X
Lea Soupata						X
Bob Teeter			X		X *
John Thompson	X
Carol Tomé	X
Tom Weidemeyer						X

X = current committee member; * = chair

      Executive Committee. The Executive Committee may exercise all powers of the board of directors in the management of our business and affairs, except for those powers expressly reserved to the board under Delaware law. In 2002, the Executive Committee held 17 meetings.

      Audit Committee. The primary responsibility of the Audit Committee is to discharge the Board’s responsibility relating to our accounting, reporting and financial practices, with general oversight of our internal controls, accounting and auditing and compliance activities. In 2002, the Audit Committee held six meetings.

      Effective as of the date of Bill Brown’s retirement from our board of directors, Ann Livermore will become chair of our Audit Committee.

      Compensation Committee. The primary responsibility of the Compensation Committee is to set the compensation of our Chairman and Chief Executive Officer and to set the compensation of other executive officers based upon the recommendation of our Chief Executive Officer. The Compensation Committee also is responsible for administering the United Parcel Service, Inc. Incentive Compensation Plan. In 2002, the Compensation Committee held three meetings.

      Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee assists the board of directors in identifying, screening and recommending qualified candidates to serve as directors and in maintaining oversight of the board of directors’ operations and effectiveness. In 2002, the Nominating and Corporate Governance Committee held three meetings.

      The Nominating and Corporate Governance Committee will consider nominees proposed by shareowners. Any shareowner who wishes to recommend a prospective nominee for the board of directors for consideration by the Nominating and Corporate Governance Committee may do so by submitting the candidate’s name and qualifications in writing to the following address: 55 Glenlake Parkway, N.E., Atlanta, Georgia 30328, Attn: Corporate Secretary.

Corporate Governance Guidelines

      Based upon the recommendation of our Nominating and Corporate Governance Committee, our board has adopted Corporate Governance Guidelines. The Guidelines are available on our website (www.ups.com) and are reproduced as Annex A to this proxy statement.

BENEFICIAL OWNERSHIP OF COMMON STOCK

      The following table describes the beneficial ownership of our common stock, as of February 1, 2003, by each of our directors, our Chief Executive Officer, each of our other four highest paid executive officers during 2002, all of our directors and executive officers as a group and each shareowner known to us to beneficially own more than 5% of our class A or class B common stock.

	Number of			Additional Shares in
	Shares Directly			which the Beneficial
	Owned(1)		Options	Owner Has or
			Exercisable	Participates in the		Total Shares	Percent of
	Class A	Class B	within 60	Voting or Investment		Beneficially	Outstanding
Directors and Executive Officers	Shares	Shares	Days(2)	Power(3)		Owned(4)	Shares(5)

William H. Brown, III(6)	3,314	78,992	5,028	0		87,334	*
Calvin Darden	182,128	0	48,724	0		230,852	*
Michael L. Eskew	234,340	0	57,962	19,379,035(7	)(8)	19,671,337	1.75%
James P. Kelly	261,538	133,183	234,786	18,856,973(7)		19,486,480	1.73%
Ann M. Livermore	14,458	0	5,028	0		19,486	*
Gary E. MacDougal(6)	43,221	0	5,028	18,856,973(7)		18,905,222	1.68%
Joseph R. Moderow	249,634	19,792	78,971	22,234,609(7	)(9)	22,583,006	2.01%
Victor A. Pelson(6)	3,962	10,267	3,422	0		17,651	*
Lea N. Soupata	208,593	0	58,920	22,756,671(7	)(8)(9)	23,024,184	2.05%
Robert M. Teeter(6)	68,962	0	5,028	0		73,990	*
John W. Thompson	0	1,000	0	0		1,000	*
Carol B. Tomé	0	0	0	0		0	*
Thomas H. Weidemeyer	332,705	0	68,501	522,062(8)		923,268	*
Shares held by all directors and executive officers as a group (19 persons)	2,457,788	316,911	788,967	22,756,671(10)		26,320,337	2.34%

5% Holder

Barclays Global Investors, NA(11)	0	26,850,894	0	0		26,850,894	2.39%

*	Less than 1%.

(1)	Includes shares for which the named person has sole voting and investment power or has shared voting and investment power with his or her spouse. Does not include performance shares granted pursuant to the United Parcel Service, Inc. Incentive Compensation Plan as follows: Brown — 864; Livermore — 864; MacDougal — 864; Pelson — 864; Teeter — 864; Thompson — 864. Includes shares held by immediate family members as follows: Darden — 1,455; Eskew — 41,800; Kelly — 46,744; MacDougal — 15,347; Moderow — 41,481; Weidemeyer — 10,828; all directors and officers as a group — 312,897. Each named individual disclaims all beneficial ownership of the shares held by immediate family members.
(2)	Represents class A shares that may be acquired through stock options exercisable through April 2, 2003.
(3)	Except as described in footnote 7, all shares listed in this column are class A shares. None of the individuals listed, nor members of their families, has any direct ownership rights in the shares listed. See footnotes 7 through 9.
(4)	Calculated based on the number of shares owned by the named individual as of February 1, 2003, plus the number of shares that may be acquired by the named individual through stock options exercisable through April 2, 2003.
(5)	Based on an aggregate of 1,123,551,637 shares of class A and class B common stock issued and outstanding as of February 1, 2003. Assumes that all options exercisable through April 2, 2003 owned by the named individual are exercised. The total number of shares outstanding used in calculating this percentage also assumes that none of the options owned by other named individuals are exercised.
(6)	To satisfy the obligations accrued under a previous retirement plan, our board of directors allocated to Bill Brown, Gary MacDougal, Vic Pelson and Bob Teeter dollar amounts that appreciate or depreciate in tandem with the changes in the share price of our common stock, inclusive of dividends. At the time each director ceases to serve on our board, he may elect to have the account balance track the performance of selected investments, and the total value of his account will be payable to him, or his designated beneficiary, at his option, in a lump sum, in annual payments over five years or in annual payments over ten years. The value of these accounts at December 31, 2002 was as follows: Brown — $1,534,787; MacDougal — $1,534,787; Pelson — $767,394; Teeter — $767,394.
(7)	Includes 18,703,271 class A shares and 153,702 class B shares owned by the Annie E. Casey Foundation, Inc., of which Mike Eskew, Jim Kelly, Gary MacDougal, Joe Moderow, Lea Soupata and other non-UPS persons constitute the corporate Board of Trustees.
(8)	Includes 522,062 class A shares held by The UPS Foundation, a UPS-sponsored charitable foundation of which Mike Eskew, Lea Soupata, Tom Weidemeyer and two executive officers not listed above are trustees.
(9)	Includes 3,377,636 class A shares held by various trusts of which Joe Moderow, Lea Soupata and non-UPS persons are co-fiduciaries.

(10)	Includes shares held by the foundations, employee benefit plans and trusts of which directors and executive officers listed are trustees or fiduciaries. Eliminates duplications in the reported number of shares arising from the fact that several directors and executive officers share in the voting power with respect to these shares.
(11)	According to a Schedule 13G filed with the Securities and Exchange Commission on February 12, 2003, Barclays Global Investors, NA has sole voting and sole dispositive power with respect to 23,084,745 shares of our class B common stock, Barclays Global Fund Advisors has sole voting and sole dispositive power with respect to 1,927,587 shares of our class B common stock, Barclays Global Investors, LTD has sole voting and sole dispositive power with respect to 1,401,599 shares of our class B common stock, Barclays Trust and Banking Company (Japan) Limited has sole voting and sole dispositive power with respect to 314,585 shares of our class B common stock, Barclays Life Assurance Company Limited has sole voting and sole dispositive power with respect to 9,100 shares of our class B common stock, Barclays Bank PLC has sole voting and sole dispositive power with respect to 53,480 shares of our class B common stock, Barclays Capital Securities Limited has sole voting and sole dispositive power with respect to 33,537 shares of our class B common stock, and Barclays Capital Investments has sole voting and sole dispositive power with respect to 6,400 shares of our class B common stock. According to this Schedule 13G, Barclays entities collectively own 26,850,894, or 5.71%, of our class B common stock. The business address of Barclays Global Investors, NA is 45 Fremont Street, San Francisco, CA 94105.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

      The following table shows the cash compensation paid or to be paid by us or any of our subsidiaries and other compensation paid or accrued during the last three fiscal years to our Chief Executive Officer and our other four highest paid executive officers who were serving as executive officers at the end of 2002. We refer to these executive officers as our “named executive officers.”

				Long Term
				Compensation
				Awards

		Annual Compensation		Securities
				Underlying	All Other
Name and Principal Position	Year	Salary	Bonus(1)	Stock Options	Compensation(2)

Michael L. Eskew	2002	$792,000	$330,753	67,879	$16,062
Chairman and	2001	$625,500	$313,140	36,077	$15,224
Chief Executive Officer	2000	$515,500	$328,500	0	$15,348

Calvin Darden	2002	$435,600	$184,448	26,667	$18,774
Senior Vice President	2001	$404,500	$202,620	23,250	$17,898
of U.S. Operations	2000	$357,500	$211,700	0	$12,875

Joseph R. Moderow	2002	$553,250	$212,650	33,713	$26,206
Senior Vice President, Secretary and	2001	$531,500	$248,797	32,068	$24,113
Legal & Public Affairs Group Manager	2000	$496,000	$292,000	0	$23,031

Lea N. Soupata	2002	$456,350	$192,308	27,804	$6,000
Senior Vice President and	2001	$436,750	$217,970	25,655	$5,100
Human Resources Group Manager	2000	$395,000	$233,600	0	$5,100

Thomas H. Weidemeyer	2002	$558,500	$235,800	34,091	$20,616
Senior Vice President and Chief Operating Officer	2001	$528,500	$264,020	30,866	$19,586
President, UPS Airlines	2000	$473,250	$281,050	0	$19,571

(1)	Reflects the value of awards accrued under the United Parcel Service, Inc. Incentive Compensation Plan based upon the prices of our class B common stock on the dates the awards were granted.
(2)	Includes $6,000 for 2002, $5,100 for 2001 and $5,100 for 2000, which reflects the value of class A common stock contributed by us to the accounts of the named individuals pursuant to the UPS Qualified Stock Ownership Plan. The additional amounts relate to income imputed based on life insurance premiums paid by us on behalf of these executive officers pursuant to a distribution election option under the UPS Excess Coordinating Benefit Plan.

Stock Option Grants

      The following table shows grants of stock options to the named executive officers during 2002. All options are options to purchase shares of our class A common stock.

	Individual Grants				Potential Realizable Value
					At Assumed Annual
	Number of	Percent of			Rates of Stock Price
	Securities	Total Options			Appreciation for Option
	Underlying	Granted to	Exercise		Term
	Options	Employees In	Price Per	Expiration
Name	Granted (1)	2002	Share	Date	5% (2)	10% (2)

Michael L. Eskew	67,879	1.18%	$60.22	2012	$2,570,716	$6,514,699
Calvin Darden	26,667	.46%	$60.22	2012	$1,009,934	$2,559,370
Joseph R. Moderow	33,713	.59%	$60.22	2012	$1,276,780	$3,235,611
Lea N. Soupata	27,804	.48%	$60.22	2012	$1,052,994	$2,668,494
Thomas H. Weidemeyer	34,091	.59%	$60.22	2012	$1,291,096	$3,271,890

(1)	Options grants during 2002 were made under the United Parcel Service, Inc. Incentive Compensation Plan. These options are issued at fair market value on the date of grant, vest three years from the date of grant and expire ten years from the date of grant.
(2)	We are required to use a 5% and 10% assumed rate of appreciation over the ten-year option terms. This does not represent our projection of the future common stock price. If the common stock does not appreciate, the named executive officers will receive no benefit from the options.

Stock Option Exercises and Holdings

      The following table sets forth information about stock option exercises during 2002 by our named executive officers and the value of their unexercised options as of December 31, 2002.

			Number of Securities	Value of Unexercised
	Number of		Underlying Unexercised	In-the-Money
	Class A Shares		Options at	Options at
	Acquired on	Value	December 31, 2002(2)	December 31, 2002(3)
Name	Exercise(1)	Realized	Exercisable/Unexercisable	Exercisable/Unexercisable

Michael L. Eskew	17,482	$814,049	18,614/176,412	$243,471/$3,646,225
Calvin Darden	15,458	$719,802	14,508/114,695	$189,765/$3,101,610
Joseph R. Moderow	29,442	$1,370,967	20,803/169,791	$272,103/$4,939,258
Lea N. Soupata	20,242	$942,569	16,150/130,611	$211,242/$3,681,283
Thomas H. Weidemeyer	24,382	$1,135,348	18,887/155,319	$247,042/$4,318,381

(1)	In each case, the named executive officer elected to defer his or her receipt of the shares in accordance with the UPS Deferred Compensation Plan.
(2)	Represents shares of class A common stock subject to options granted under the UPS 1996 Stock Option Plan and the United Parcel Service, Inc. Incentive Compensation Plan.
(3)	This number is calculated by subtracting the option exercise price from the closing price of our class B common stock on December 31, 2002 ($63.08) to get the “average value per option,” and multiplying the average value per option by the number of unexercised options. The amounts in this column may not represent amounts that actually can be realized.

Retirement Plans

      The following table shows the estimated annual retirement benefit payable on a single-life-only annuity basis to participating employees, including our named executive officers, under the UPS Retirement Plan and UPS Excess Coordinating Benefit Plan upon retirement, assumed to occur at age 65. Participating employees also are entitled to receive $19,908 per year, the maximum currently payable in primary Social Security benefits. Participants who elect forms of payment with survivor options will receive lesser amounts than those shown in this table.

	Estimated Annual Benefits Payable Upon Retirement
	for Years of Service Indicated

Average Final Earnings	15 Years	20 Years	25 Years	30 Years	35 Years	40 Years

$ 300,000	$70,023.00	$93,363.96	$116,705.04	$140,046.00	$163,386.96	$178,416.00
$ 350,000	$82,523.04	$110,030.64	$137,538.36	$165,045.96	$192,553.68	$210,416.04
$ 400,000	$95,022.96	$129,097.32	$158,371.68	$190,046.04	$221,720.28	$242,415.96
$ 450,000	$107,523.00	$143,364.00	$179,205.00	$215,046.00	$250,887.00	$274,416.00
$ 500,000	$120,023.04	$160,030.68	$200,038.32	$240,045.96	$280,053.60	$306,416.04
$ 550,000	$132,522.96	$176,697.36	$220,871.64	$265,046.04	$309,220.32	$338,415.96
$ 600,000	$145,023.00	$193,364.04	$241,704.96	$290,046.00	$338,387.04	$370,416.00
$ 700,000	$170,022.96	$226,697.40	$283,371.60	$340,046.04	$396,720.36	$434,415.96
$ 800,000	$195,023.04	$260,030.64	$325,038.36	$390,045.96	$455,053.68	$498,416.04
$ 900,000	$220,023.00	$293,364.00	$366,705.00	$440,046.00	$513,387.00	$562,416.00
$1,000,000	$245,022.96	$326,697.36	$408,371.64	$490,046.04	$571,720.32	$626,415.96
$1,100,000	$270,023.04	$360,030.72	$450,038.28	$540,045.96	$630,053.64	$690,416.04
$1,200,000	$295,023.00	$393,363.96	$491,705.04	$590,046.00	$688,386.96	$754,416.00
$1,300,000	$320,022.96	$426,697.32	$533,371.68	$640,046.04	$746,720.28	$816,015.96

      The compensation upon which the benefits are summarized in the table above includes salary and bonuses awarded under the United Parcel Service, Inc. Incentive Compensation Plan. The average final compensation for each participant in the plans is the average covered compensation of the participant during the five highest consecutive years out of the last ten full calendar years of service.

      Benefits payable under the UPS Retirement Plan are subject to the maximum compensation limits and the annual benefit limits for a tax qualified defined benefit plan as prescribed and adjusted from time to time by the Internal Revenue Service. Amounts exceeding these limits will be paid pursuant to the UPS Excess Coordinating Benefit Plan. Under this plan, participants may choose to receive the benefit in the form of a life annuity, cash lump sum or life insurance with a cash value up to 100% of the present value of the benefit.

      As of December 31, 2002, estimated or actual credited years of service under the plans to our named executive officers were as follows: Mike Eskew — 31, Cal Darden — 31, Joe Moderow — 32, Lea Soupata — 33 and Tom Weidemeyer — 31.

      The plans permit participants with 25 or more years of benefit service to retire as early as age 55 with only a limited reduction, or no reduction, in the amount of their monthly benefits. Prior to January 1, 2001, the plans limited credit years of service to 35.

REPORT OF THE COMPENSATION COMMITTEE

      The Compensation Committee of the board of directors has responsibility for determining the salary of the Chief Executive Officer, and for approving the salaries of all other executive officers after the Chief Executive Officer’s recommendation. The Committee also determines the eligibility and levels of participation of executive officers under the United Parcel Service, Inc. Incentive Compensation Plan. The compensation department of the Human Resources group and independent compensation consultants assist the Committee.

      One of UPS’s most important compensation policies is the historical focus on the “manager-owner” concept, which has played a central role in UPS’s success. Throughout its history, UPS has been owned by its employees and managed by its owners. To achieve this objective, compensation plans such as the UPS Managers Incentive Plan, the UPS 1996 Stock Option Plan, UPS Qualified Stock Ownership Plan, UPS Discounted Employee Stock Purchase Plan and the United Parcel Service, Inc. Incentive Compensation Plan have facilitated stock ownership by management employees.

      UPS has a long-standing policy of promotion from within, wherever possible, which has significantly reduced, relative to other companies, the need to externally hire managers and executive officers. To a high degree, employees who have spent virtually their entire careers with UPS comprise the overall management organization.

      These policies have influenced strongly executive compensation. The named executive officers are long-term employees, each with 30 or more years of service. Because plans are designed to foster stock ownership by managers, each executive officer has accumulated a meaningful number of shares of UPS common stock. As a result, the interests of shareowners and our executive officers are closely aligned, and the executive officers have strong incentives to provide for our effective management. In the case of the named executive officers, annual appreciation derived from stock ownership, dividends, stock options and management incentive awards granted in the form of UPS stock generally exceeds direct cash compensation. Of the forms of compensation in use, management incentive awards granted in the form of UPS stock are most directly keyed to corporate performance because the aggregate amount available for distribution is based on profits.

      With respect to cash compensation, the Committee reviews data received directly from consultants concerning compensation for comparable positions at companies that have similar revenues, irrespective of the financial performance of those companies. The 2002 compensation of each executive officer, including that of the Chief Executive Officer, generally was less than median compensation levels at similarly sized companies. The companies used for executive compensation comparisons are not limited to the companies that comprise the S&P 500 Index and the Dow Jones Transport Average used in the shareowner return performance graph contained in our proxy statement.

      To determine the appropriate Chief Executive Officer compensation and approve the appropriate compensation of each executive officer, the Committee exercises its judgment based on considerations including overall responsibilities and the importance of these responsibilities to UPS’s success, experience and ability, past short-term and long-term job performance and salary history. A significant factor in determining annual salary increases is the Committee’s strong desire to keep the salary levels of executive officers equitable in comparison with the salaries of other executives with similar responsibilities at comparable companies and when compared to the salaries of other UPS management positions. The Committee places a strong emphasis on teamwork, so annual base salaries are not solely dependent on objective, corporate performance standards for any executive officer.

      The Committee recommended and the Board approved a base salary increase during 2002 for Mike Eskew that reflected Mike’s strategic vision and leadership, UPS’s business and operational results, and Mike’s ability to position UPS as the premier enabler of global commerce. The Committee did not assign particular weights to these factors.

      Management incentive awards granted in the form of UPS stock under the United Parcel Service, Inc. Incentive Compensation Plan are determined by a formula that takes into consideration profits, monthly salary, the number of participants and the level of participation. The level of participation for the Chief

Executive Officer and executive officers is the same as for approximately 11,000 participating employees at or above the center manager level.

      Options granted under the United Parcel Service, Inc. Incentive Compensation Plan are long-term options intended to promote continuity of employment and to provide an additional opportunity for stock ownership. Generally, eligible employees include division managers, district department managers and others having equivalent or greater responsibilities. The number of options granted is based on salary and level of participation.

      Section 162(m) of the Internal Revenue Code makes compensation paid to certain executives in amounts in excess of $1 million not deductible unless the compensation is paid under a predetermined objective performance plan meeting certain requirements, or satisfies one of various other exemptions. The Committee has not adopted a policy that all compensation be deductible under Section 162(m) in order to preserve the Committee’s flexibility to compensate executive officers.

The Compensation Committee

Victor A. Pelson, Chairman
Gary E. MacDougal
Robert M. Teeter

Compensation of Directors

Annual Retainer	$65,000
Committee Chair’s Meeting Fee	$4,000
Committee Member’s Meeting Fee	$2,500
Performance Share Grant	Yes
Stock Option Grant	Yes
Reimbursement for Expenses Related to Board Membership	Yes

      Committee chairs receive a minimum annual meeting fee of $8,000, and other committee members receive a minimum annual meeting fee of $5,000.

      In February 2003, we granted to each non-employee director 429 performance shares.

      In April 2002, we granted each non-employee director options to purchase 1,334 shares of UPS class A common stock.

      We established a retirement plan in February 1991 that provided retirement and disability benefits for directors who were neither employees nor former employees. Effective January 1, 1997, our board discontinued this plan and instead increased the options that non-employee directors were eligible to receive under the UPS 1996 Stock Option Plan. At the discretion of our board of directors, non-employee directors may now receive grants of options and performance shares.

      To satisfy the obligations accrued under this discontinued retirement plan, our board of directors allocated to Bill Brown, Gary MacDougal, Vic Pelson and Bob Teeter dollar amounts that appreciate or depreciate in tandem with the changes in the share price of our common stock, inclusive of dividends. At the time each director ceases to serve on our board, he may elect to have the account balance track the performance of selected investments, and the total value of his account will be payable to him, or his designated beneficiary, at his option, in a lump sum, in annual payments over five years or in annual payments over ten years. The value of these accounts at December 31, 2002 was as follows: Bill Brown — $1,534,787; Gary MacDougal — $1,534,787; Vic Pelson — $767,394; Bob Teeter — $767,394.

      Non-employee directors also have the option of deferring some or all of the fees and/or retainer payable in connection with their services on our board. Deferred amounts track the performance of investments selected by each non-employee director, although no funds are set aside or invested. At the time a participating non-employee director ceases to be a director, the total value of the non-employee director’s account will be payable to him or her, or his or her designated beneficiary, at his or her election, in a lump sum, in monthly payments over five years or in monthly payments over ten years.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      Vic Pelson, Ann Livermore and Bob Teeter were members of the Compensation Committee of our board of directors during 2002. Gary MacDougal became a member of the Compensation Committee, replacing Ann Livermore, during 2003. None of these directors are employees or former employees of UPS. None of the members of the Compensation Committee has any direct or indirect material interest in or relationship with us outside of his or her position as a non-employee director. None of our executive officers serves as a member of a board of directors or compensation committee of any entity that has one or more executive officers who serves on our board of directors or Compensation Committee.

SHAREOWNER RETURN PERFORMANCE GRAPH

      The following graph shows a five-year comparison, prepared in accordance with the rules of the Securities and Exchange Commission, of cumulative total shareowners’ returns for our common stock, the S&P 500 Index and the Dow Jones Transport Average. The comparison of the total cumulative return on investment, which is the change in the quarterly stock price plus reinvested dividends for each of the quarterly periods, assumes that $100 was invested on December 31, 1997 in the S&P 500 Index, the Dow Jones Transport Average and the common stock of United Parcel Service of America, Inc. (each share of which was converted into two shares of class A common stock of United Parcel Service, Inc. in November 1999). Although there is no public market for our class A common stock, it is convertible on a one-for-one basis into our class B common stock, which trades on the New York Stock Exchange under the symbol “UPS.” The graph below assumes that our class A shares and class B shares have the same value.

Comparison of Five-Year

Cumulative Total Return

	SP 500	UPS	DJ Trans

12/31/1997	$100.00	$100.00	$100.00
12/31/1998	$128.58	$133.09	$97.53
12/31/1999	$155.63	$467.33	$93.11
12/31/2000	$141.47	$403.35	$92.15
12/31/2001	$124.67	$379.20	$82.56
12/31/2002	$97.13	$444.34	$72.24

REPORT OF THE AUDIT COMMITTEE

      The Audit Committee of our board of directors is responsible for, among other things, reviewing with Deloitte & Touche LLP, our independent auditors, the scope and results of their audit engagement. In connection with the 2002 audit, the Audit Committee has:

•	reviewed and discussed with management UPS’s audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2002,

•	discussed with Deloitte & Touche the matters required by Statement of Accounting Standards No. 61, as amended, and

•	received from and discussed with Deloitte & Touche the communications from Deloitte & Touche required by Independence Standards Board Standard No. 1 regarding their independence.

      Based on the review and the discussions described in the preceding bullet points, the Audit Committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission.

      The Audit Committee has adopted a charter and a process for pre-approving services to be provided by Deloitte & Touche. The members of the Audit Committee have been determined to be independent in accordance with the requirements of Section 303.01 (B)(2)(a) and (3) of the New York Stock Exchange listing standards.

The Audit Committee

William H. Brown, III, Chair
Ann M. Livermore
John W. Thompson
Carol B. Tomé

RATIFICATION OF APPOINTMENT OF AUDITORS

(Proposal No. 2)

      Upon the recommendation of the Audit Committee, our board of directors has appointed Deloitte & Touche LLP, independent auditors, to audit our consolidated financial statements for the year ending December 31, 2003 and to prepare a report on this audit. A representative of Deloitte & Touche will be present at the annual meeting of shareowners, have the opportunity to make a statement and be available to respond to appropriate questions by shareowners.

The board of directors recommends that shareowners vote FOR the ratification of the appointment of Deloitte & Touche LLP as our auditors.

Principal Accounting Firm Fees

      Aggregate fees billed to us for the fiscal years ended December 31, 2002, and 2001 by our principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates were:

	Fiscal Year Ended

	2002	2001

Audit Fees(a)	$4,305,366	$3,413,047
Audit-Related Fees(b)	1,155,114	2,941,787

Total audit and audit-related fees	5,460,480	6,354,834
Tax Fees(c)	2,023,267	1,479,736
All Other Fees(d)	0	0

Total Fees	$7,483,747	$7,834,570

(a)	Includes fees for the audit of our annual financial statements, statutory audits of foreign subsidiary financial statements, and services associated with securities filings.
(b)	Includes fees for due diligence related to acquisitions, audits in connection with acquisitions, employee benefit plan audits, and accounting consultations.
(c)	Includes fees for tax planning, consultation and compliance services.
(d)	Includes financial information system design and implementation fees.

      The Audit Committee has considered whether the provision of audit-related and other non-audit services by Deloitte & Touche is compatible with maintaining Deloitte & Touche’s independence.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and persons who own beneficially more than 10% of either our class A or class B common stock to file reports of ownership and changes in ownership of such stock with the Securities and Exchange Commission. These persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file with the SEC. Except as described below, to our knowledge, each of our directors and executive officers complied during 2002 with all applicable Section 16(a) filing requirements.

      Due to our own error, Jim Kelly filed one late Form 4 in connection with an exercise of stock options. In addition, and also due to our own error, several of our directors and executive officers reported late one or more acquisitions resulting from reinvestment of dividends paid on phantom stock units. These directors and officers, and the number of acquisitions, are as follows: John Beystehner (two), Bill Brown (two), Cal Darden (two), Scott Davis (two), Mike Eskew (two), Jim Kelly (two), Ann Livermore (two), Gary MacDougal (four), Chris Mahoney (six), Joe Moderow (two), Vic Pelson (four), Joe Pyne (two), Lea Soupata (two), Bob Teeter (four), John Thompson (five), Ron Wallace (six) and Tom Weidemeyer (two).

EQUITY COMPENSATION PLANS

      The following table provides information as of December 31, 2002, concerning shares of our class A common stock authorized for issuance under our existing equity compensation plans.

Number of securities remaining
	Number of securities to be		available for future issuance
	issued upon exercise	Weighted-average exercise	under equity compensation
	of outstanding options,	price of outstanding options,	plans (excluding securities
	warrants and rights	warrants and rights	reflected in column (a))
	(a)	(b)	(c)
Plan category
Equity compensation plans approved by security holders	27,745,346	$38.73	46,982,427
Equity compensation plans not approved by security holders	–	N/A	–

Total	27,745,346		46,982,427

      Our shareowners have approved the United Parcel Service, Inc. Incentive Compensation Plan and the United Parcel Service, Inc. Discounted Employee Stock Purchase Plan. The material features of each of these plans are described in Note 11 to our consolidated financial statements for the year ended December 31, 2002.

SOLICITATION OF PROXIES

      We will pay our costs of soliciting proxies. Directors, officers and other employees may solicit proxies by mail, in person or by telecommunication. We have engaged Automatic Data Processing and Georgeson Shareholder Services to assist us in the proxy distribution and solicitation process and will pay these firms approximately $15,000 each for their services. We will not pay any additional compensation, except reimbursement for actual expenses, for this solicitation. We will reimburse brokers, fiduciaries, custodians and other nominees for out-of-pocket expenses incurred in sending our proxy materials to, and obtaining instructions relating to the proxy materials from, beneficial owners.

HOUSEHOLDING

      In 2001, we adopted a new procedure approved by the SEC called “householding.” Under this procedure, multiple shareowners who share the same last name and address and do not participate in electronic delivery will receive only one copy of the annual proxy materials, unless they notify us that they wish to continue receiving multiple copies. We have undertaken householding to reduce our printing costs and postage fees.

      If you wish to opt-out of householding and continue to receive multiple copies of the proxy materials at the same address, you may do so at any time prior to thirty days before the mailing of proxy materials, which typically are mailed in March of each year, by notifying us in writing or by telephone at: UPS Investor Relations, 55 Glenlake Parkway, N.E., Atlanta, Georgia 30328, (404) 828-6059. You also may request additional copies of the proxy materials by notifying us in writing or by telephone at the same address or telephone number.

      If you share an address with another shareowner and currently are receiving multiple copies of the proxy materials, you may request householding by notifying us at the above-referenced address or telephone number.

OTHER BUSINESS

      Our board of directors is not aware of any business to be conducted at the annual meeting of shareowners other than the proposals described in this proxy statement. Should any other matter requiring a vote of the shareowners arise, the persons named in the accompanying proxy card will vote in accordance with their best judgment.

      Under our bylaws and SEC regulations, any shareowner proposals or director nominations for the 2004 annual meeting of shareowners must be received by our Corporate Secretary not later than November 26, 2003, and proxies may not exercise their discretionary voting authority with respect to shareowner proposals that were timely received.

      A copy of our 2002 annual report on Form 10-K, including financial statements, as filed with the SEC, may be obtained without charge upon written request to: Corporate Secretary, 55 Glenlake Parkway, N.E., Atlanta, Georgia 30328.

ANNEX A

UNITED PARCEL SERVICE, INC.

CORPORATE GOVERNANCE GUIDELINES

      The Company’s shareowners elect the Board of Directors. The Board establishes policy for the Company and provides oversight to the Company’s management.

Board Structure

      The Company’s by-laws provide that the number of directors shall be not less than seven nor more than sixteen.

      The Board’s membership will include a majority of “independent” directors. In order to reflect the Company’s unique ownership structure, the Board’s membership also will include a significant number of management directors.

Definition of “Independent” Director

      The Board’s definition of an “independent” director is one who (a) has been determined affirmatively by the Board to have no material direct or indirect relationship with the Company and (b) meets all other standards of independence set forth by the New York Stock Exchange.

      The Board will establish criteria by which to determine whether a director is “independent”, and annually will determine whether each director is “independent”.

Board Committees

      The Board currently has four committees: Audit; Compensation; Executive; and Nominating and Corporate Governance. From time to time, the Board may provide for other standing or special committees as are necessary to carry out its responsibilities.

Annual Election of Directors

      Each director will be elected by the shareowners annually for a one year term.

Board and Chairman and Chief Executive Officer Evaluations

      The Board annually will evaluate its own performance and that of the Company’s Chairman and Chief Executive Officer. Board evaluations will be administered by the Nominating and Corporate Governance Committee; Chairman and Chief Executive Officer Evaluations will be administered by the Compensation Committee.

Board Interaction with Institutional Investors, the Media and Customers

      Management speaks for the Company. Board members may participate from time to time in interaction with the Company’s various constituencies at the request and with the knowledge of management.

Board Compensation

      A meaningful portion of each director’s compensation should be provided in Company stock, stock options or other forms of equity. The Board recognizes that excessive compensation could compromise a director’s independence.

      It is appropriate for management to report from time to time to the Compensation Committee on the status of Board compensation in relation to other leading U.S. corporations.

      The Board has delegated to the Compensation Committee the responsibility to recommend changes, if any, to Board compensation. Any such recommended changes will be discussed and approved by the full Board.

Board Membership Criteria and Selection of New Director Candidates

      The Board has delegated to the Nominating and Governance Committee the responsibility for reviewing and recommending nominees for membership on the Board. In its review, the Committee should consider factors such as values and disciplines, ethical standards, age, diversity, background and skills, all in the context of an assessment of the perceived needs of the Board at that point in time.

      Each director is expected to ensure that other existing and planned future commitments do not materially interfere with his or her responsibilities as a director.

      The invitation to join the Board will be extended by the Chairman and Chief Executive Officer on behalf of the entire Board.

      The Board and the Company will have a complete orientation and education process for directors, including background materials, meetings with senior management and visits to Company facilities.

Selection of Chairman and Chief Executive Officer

      The Board is responsible for selecting the Company’s Chairman and Chief Executive Officer. The Board is free to select a Chairman and Chief Executive Officer any way that is best for the Company at a given point in time.

Former Chairmen and Chief Executive Officers on the Board

      The Company’s immediate-past Chairman and Chief Executive Officer should continue to serve on the Board, and should be eligible for nomination or election to the Board, following his or her retirement as the Company’s Chairman and Chief Executive Officer.

Retirement

      A director should not be eligible for nomination or election as a director of the Company after he or she attains the age of 70.

Director Changes in Professional Status

      As soon as practicable after any director’s retirement or resignation from, or any other significant change in, his or her business or professional roles or responsibilities, he or she should submit his or her resignation as a member of the Board.

      Upon the receipt of a director’s resignation under these circumstances, the Nominating and Corporate Governance Committee will evaluate the appropriateness of the director’s continuing membership on the Board and, based upon this evaluation, recommend to the Board that the director’s resignation either be accepted or declined.

Board Access to Senior Management

      Directors will have complete access to members of the Company’s management as long as contact does not become disruptive to the Company’s operations. Selected senior managers may be invited to attend all or part of each Board meeting. Other managers also may be invited to attend Board meetings as appropriate.

Board Agendas and Materials

      The Chairman and Chief Executive Officer will establish the agenda for each Board meeting.

      Information and data that are important to the Board’s understanding of the Company will be distributed to the Board before it meets. Management will distribute materials periodically between meetings to update the Board on the Company’s interim operations and results.

Succession Planning and Management Development

      The Chairman and Chief Executive Officer, with assistance from the Nominating and Corporate Governance Committee, will report to the full Board periodically on the Company’s succession planning and management development efforts.

Meetings of Outside Directors

      The outside directors will have the opportunity to meet without management present as frequently as they deem appropriate, and will meet at least two times each year. The Chairman and Chief Executive Officer should be available to them at these sessions.

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UNITED PARCEL SERVICE, INC.

This Proxy is Solicited on Behalf of the Board of Directors
Proxy for Annual Meeting of Shareowners — May 8, 2003

United Parcel Service, Inc.

ATTN: Secretary
55 Glenlake Parkway, N.E.
Atlanta, Georgia 30328

      The undersigned hereby appoints MICHAEL L. ESKEW and JOSEPH R. MODEROW, or either of them, with power of substitution, as attorneys and proxies to vote all of the shares of stock outstanding in the name of the undersigned as of March 10, 2003 at the annual meeting of shareowners of United Parcel Service, Inc. to be held at the Hotel du Pont, 11th and Market Streets, Wilmington, Delaware 19801, on May 8, 2003, and at any or all adjournments thereof, and the undersigned hereby instructs and authorizes said attorneys to vote as stated on the reverse side.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareowner. If you sign and return this proxy but no direction is made, this proxy will be voted FOR the election of all nominees listed in Proposal 1 and FOR Proposal 2. If you do not sign and return this proxy, vote by telephone or vote by using the Internet, your shares will not be voted.

(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

INVESTOR RELATIONS

55 GLENLAKE PARKWAY N.E.
ATLANTA, GEORGIA 30328

VOTE BY INTERNET — www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number, which is located below, to obtain your records and create an electronic voting instruction form.

VOTE BY PHONE — 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number, which is located below, and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the business reply envelope we’ve provided or return to United Parcel Service, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL NUMBER

ACCOUNT NUMBER

TO VOTE BY MAIL, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:     X

UNPAS1               KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

UNITED PARCEL SERVICE, INC.

02

1.	Election of a board of directors to serve until the 2004 annual meeting of shareowners.		For All	Withhold All	For All Except	To withhold authority to vote for a specific nominee, mark “For All
Except” and write the nominee’s
	01) Calvin Darden	07) Victor A. Pelson				number on the line below.
	02) Michael L. Eskew	08) Lea N. Soupata
	03) James P. Kelly	09) Robert M. Teeter
	04) Ann M. Livermore	10) John W. Thompson	☐	☐	☐
	05) Gary E. MacDougal	11) Carol B. Tomé
	06) Joseph R. Moderow	12) Thomas H. Weidemeyer

		For	Against	Abstain
2.	Ratification of the appointment of Deloitte & Touche LLP, independent auditors, as UPS’s auditors for the year ending December 31, 2003.	☐	☐	☐

3.	In their discretion upon such other matters as may properly come before the meeting or any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareowner. If no direction is made, this proxy will be voted FOR the election of all nominees listed in Proposal 1 and FOR Proposal 2. If you do not sign and return this proxy, vote by telephone or vote by using the Internet, your shares will not be voted.

For joint accounts, all co-owners must sign. Executors, administrators, custodians, trustees, etc. should so indicate when signing. Sign exactly as name appears hereon.

	Yes	No

Please indicate if you plan to attend this meeting	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Z31303	Signature (Co-Owners)	Date